Exhibit 21

HARLEY-DAVIDSON, INC.
SUBSIDIARIES

Name	State/Country Of Incorporation
H-D Michigan, Inc.	Michigan
Harley-Davidson Motor Company Group, Inc.	Wisconsin
Harley-Davidson Motor Company Operations, Inc.	Wisconsin
H-D Franklin, LLC	Wisconsin
H-D Tomahawk Somo, LLC	Wisconsin
H-D Tomahawk Industrial Park, LLC	Wisconsin
H-D Tomahawk Kaphaem Road, LLC	Wisconsin
H-D Capitol Drive, LLC	Wisconsin
H-D Pilgrim Road, LLC	Wisconsin
Harley-Davidson Motor Company, Inc.	Wisconsin
H-D Milwaukee, LLC	Wisconsin
Buell Distribution Company, LLC	Wisconsin
H-D F&R, LLC	Wisconsin
HASC, LLC	Wisconsin
H-D Group LLC	Illinois
Revolution PowerTrain LLC	Delaware
Buell Motorcycle Company, LLC	Wisconsin
Harley-Davidson Transportation Co., Inc.	Delaware
HDWA, LLC	Wisconsin
HDMC, LLC	Illinois
Harley-Davidson Foreign Sales Corporation	Barbados
Harley-Davidson Dealer Systems, Inc.	Ohio
Harley-Davidson International Holding Co., Inc.	Wisconsin
Harley-Davidson Holding Co., Inc.	Delaware
Harley-Davidson Benelux B.V.	Netherlands
Harley-Davidson France SAS	France
Harley-Davidson GmbH	Germany
Harley-Davidson Japan KK	Japan
Harley-Davidson Europe Limited	England
Harley-Davidson do Brazil Ltda.	Brazil
Harley-Davidson Italia S.r.l.	Italy
Harley-Davidson Singapore Inc.	Delaware
Harley-Davidson Australia Pty Limited	Australia
Harley-Davidson Hong Kong Limited	Hong Kong
Lockglade Limited	England
Harley-Davidson Espana S.L.	Spain
Harley-Davidson Switzerland GmbH	Switzerland
Harley-Davidson Asia, Inc.	Wisconsin
Renovation Realty Investment Services, Inc.	Wisconsin
HR, LLC	Indiana
HR Holding Corp.	Wisconsin
HDC Corporation	Japan
Harley-Davidson Financial Services, Inc.	Delaware

Harley-Davidson Insurance Services, Inc.	Nevada
Harley-Davidson Credit Corp.	Nevada
Harley-Davidson Insurance Services of Illinois, Inc.	Illinois
Harley-Davidson Customer Funding Corp	Nevada
Harley-Davidson Funding Corp.	Nevada
Eaglemark Savings Bank	Nevada
Harley-Davidson Leasing, Inc.	Nevada
Eaglemark Customer Funding Corporation-IV	Nevada
Harley-Davidson Financial Services International, Inc.	Delaware
ODBH Limited	United Kingdom
Harley-Davidson Financial Services Europe Limited	England
Harley-Davidson Financial Services Canada, Inc.	Canada